                                                            Exhibit 10(iii)(j)

                    THOMASVILLE FURNITURE INDUSTRIES, INC.
                    --------------------------------------

                            THOMASVILLE VALUE PLAN
                            ----------------------


 Section 1.  Purpose
             -------

 The purposes of the Thomasville Value Plan (the "Plan") are: (a) to enhance the value, growth and profitability of Thomasville Furniture Industries, Inc., a Pennsylvania corporation ("Thomasville" or the "Company"), by providing the incentive of long-term rewards to key employees who are capable of having a significant impact on the performance of Thomasville and; (b) to attract and retain key employees of outstanding competence and ability.


 Section 2.  Definitions
             -----------

 For the purpose of the Plan, the following terms shall have the meanings indicated:

        (a) "Armstrong" means Armstrong World Industries, Inc., and any corporation, partnership, or other organization of which Armstrong owns or controls, directly or indirectly, not less than 50 percent of the total combined voting power of all classes of stock or other equity interests. For purposes of this Plan, the term "Armstrong" shall include any successor thereto.

        (b)  "Board" means the Board of Directors of Thomasville.

        (c) "Committee" means the Compensation Committee of the Thomasville Board of Directors.

        (d) "Common Stock" means the Common Stock, par value $1.00 per share, of Armstrong World Industries, Inc., a Pennsylvania corporation.

        (e) "Disability" means total and permanent disability within the meaning of Section 22(e)(3) of the Code.

        (f) "Fair Market Value" means the closing price of the Common Stock as reported on the New York Stock Exchange Composite Tape on the applicable date or, if no sales were made on such date, on the next preceding date on which the sales of the Common Stock were made.

        (g) "Investment Award" means a right to earn an award based upon Thomasville attaining designated performance goals established by the Committee.

        (h) "Investment Period" means a period of four consecutive years, beginning at the end of each year of the Performance Period during which time Thomasville Phantom Shares earned can gain or lose value.

        (i) "Participant" means any key employee who has met the eligibility requirements set forth in Section 4 hereof and to whom a grant has been made and is outstanding under the Plan.

        (j) "Performance Period" means, in relation to an Investment Award, any period for which performance goals have been established.

        (k) "Retirement" means termination from employment with Armstrong after the Participant has attained age 55 and has completed five years of service with Armstrong or termination of employment under circumstances which the Committee deems equivalent to retirement.

        (l) "Thomasville Phantom Share" means a stock unit equivalent of Thomasville which unit does not convey to the Participant holder any interest, right, or title to Thomasville.


 Section 3.  Administration
             --------------

 The Plan shall be administered by the Committee which shall consist of appointed directors of the Company, none of whom is eligible to participate in the Plan. Subject to the provisions of the Plan and to directions by the Board, the Committee is authorized to interpret the Plan, to adopt administrative rules, regulations, and guidelines for the Plan, and to impose such terms, conditions, and restrictions on grants as it deems appropriate.


 Section 4.  Eligibility and Participation
             -----------------------------

 Participation in the Plan shall be limited to officers, who may also be members of the Board of Directors, and other key employees of the Company. The Committee retains the right to discontinue a Participant's participation in the Plan in the event of transfer to a new position within the Company, transfer to an Armstrong affiliate, or under circumstances which the Committee determines to warrant such action.


 Section 5.  Awards Under the Plan
             ---------------------

        5.1  Target Investment Award
             -----------------------

 For each year of the Performance Period, a Participant shall be assigned a target Investment Award. The amount of the Investment Award shall vary depending on the Participant's level of responsibility. Each Participant shall receive a written document indicating the target Investment Award amount for each year of the Performance Period.

        5.2  Performance Goals
             -----------------

 At any time before or during a Performance Period, the Committee shall establish one or more performance goals for such Performance Period. In establishing the performance goals, the Committee shall determine both a minimum performance level, below which no Investment Award shall be earned, and a performance schedule under which the amount of the Investment Award earned may be less than, equal to, or greater than the target amount.

        5.3  Determination of Investment Award Amount and Conversion to
             ----------------------------------------------------------
             Thomasville Phantom Shares
              -------------------------

 At the conclusion of each year of the Performance Period, the amount of the Investment Award earned, if any, shall be determined as specified in the performance schedule. The Investment Award amount earned shall be converted to Thomasville Phantom Shares in accordance with a method specified by the Committee. The Thomasville Phantom Shares earned shall be credited to an account to be maintained for each such Participant for the duration of the Investment Period or such longer period as specified by the Participant.

        5.4  Investment Period
             -----------------

 The Committee shall establish an Investment Period which shall be a period of four consecutive years, beginning at the end of the year in which an Investment Award is earned. During the Investment Period, Thomasville Phantom Shares shall be subject to the risk of forfeiture. Further, during such Investment Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise dispose of Thomasville Phantom Shares that have been earned. The Committee may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on such factors as the Committee may determine.

        5.5  Payment of Awards
             -----------------

 Following the lapse of the Investment Period, a Participant shall have the right to receive payment in cash or in shares of Armstrong Common Stock, or may elect to continue to hold Thomasville Phantom Shares. The President of Thomasville Furniture Industries, Inc. shall not be permitted to receive payment in Armstrong Common Stock. The value of the Thomasville Phantom Shares shall be determined in accordance with a method specified by the Committee.
 The number of shares of Armstrong Common Stock awarded shall be based on the Fair Market Value on the date of conversion.

 If a Participant elects to continue to hold Thomasville Phantom Shares beyond the Investment Period not subject to a deferral agreement, the Participant shall be permitted to receive payment in cash or in shares of Armstrong Common Stock at the beginning of each subsequent year based on the current value of the Thomasville Phantom Shares. The President of Thomasville shall not be permitted to receive payment in Armstrong Common Stock.

 A Participant may elect to defer receipt of the awards pursuant to Section 8 hereof.


 Section 6.  Transfer to an Armstrong Affiliate
             ----------------------------------

 In the event a Participant transfers to an Armstrong affiliate:

        (a) The Committee shall determine if the Participant shall be entitled to receive an Investment Award for the year in which such transfer occurs.

        (b) All restrictions shall remain in effect on all Thomasville Phantom Shares earned under the Plan unless otherwise provided for by the Committee.

        (c) At the conclusion of any Investment Period following such transfer, the Committee has the right to require the Participant to take payment in cash or in shares of Armstrong Common Stock. Any Participant who is subject to Section 16 of the Securities Exchange Act of 1934, as amended, shall not have the option to receive Armstrong Common Stock.


 Section 7.  Termination of Employment
             -------------------------

        (a) In the event a Participant terminates employment with Armstrong on or after July 1 by reason of death, Disability, or Retirement, the Participant or the Participant's designated beneficiary, shall be entitled to receive payment with regard to an outstanding Investment Award prorated for the number of months of employment during the year in which such termination occurs. In the event a Participant terminates employment with Armstrong prior to July 1, the Participant shall not be entitled to receive an Investment Award.

        (b) In the event a Participant terminates employment with Armstrong by reason of death or Disability, restrictions shall lapse on all Thomasville Phantom Shares earned which are subject to restriction at the time of termination. If termination of employment is by reason of death, the Participant's designated beneficiary shall be entitled to receive the Participant's award payment under the Plan. If termination of employment is by reason of retirement, any applicable Investment Period shall continue in effect, but in no event beyond the end of the calendar year of the three-year period following the Participant's Retirement.

        (c) In the event a Participant terminates employment with Armstrong for any reason other than death, Disability or Retirement, the Participant shall forfeit all rights to earn an Investment Award and Thomasville Phantom Shares not held for the full duration of the Investment Period unless otherwise provided for by the Committee.

        (d) Notwithstanding Sections 7(a) and 7(b), in the event a Participant's employment with Armstrong is terminated under special circumstances, the Committee may, in its sole discretion, continue a Participant's rights to earn any or all Investment Awards in the year of termination and waive in whole or in part any or all remaining restrictions applicable to outstanding Thomasville Phantom Shares.


 Section 8.  Deferral of Payment
             -------------------

 At the discretion of the Committee, a Participant may be offered the right to defer the receipt of all or any portion of an award payment beyond the conclusion of the Investment Period. Such right shall be exercised by execution of a written agreement by the Participant at least one year in advance of the end of the Investment Period. Award payments may be deferred in the form of (1) Thomasville Phantom Shares or (2) shares of Armstrong Common Stock based on the Fair Market Value at the end of the Investment Period. The President of Thomasville shall not be permitted to defer payment in the form of Armstrong Common Stock.

 If a Participant elects to defer in the form of Armstrong Common Stock, the shares of Common Stock subject to the deferral shall remain in the custody of Armstrong. Cash dividends paid with respect to these shares shall be reinvested to purchase additional shares of Common Stock that shall be subject to the same deferral provisions.

 If a Participant elects to defer in the form of Thomasville Phantom Shares, at the conclusion of the deferral period the Participant may elect to receive payment in cash or in shares of Armstrong Common Stock. The value of the Thomasville Phantom Shares shall be determined in accordance with a method specified by the Committee. The number of shares of Armstrong Common Stock paid shall be based on the Fair Market Value at the end of the deferral period.

 Section 9.  Changes to Method of Thomasville Phantom Share Valuation
             --------------------------------------------------------

 The Committee reserves the right to adjust the method by which Thomasville Phantom Shares are valued. Such changes may be triggered by investments, acquisitions, divestitures, distributions, changes in tax or accounting policies, or other unusual or extraordinary events.

 Section 10.  Miscellaneous
              -------------

        10.1  No Right to Employment
              ----------------------

        Nothing contained in the Plan, nor in any grant pursuant to the Plan, shall confer upon any Participant any right with respect to continuance of employment by the Company or Armstrong, nor interfere in any way with the right of the Company or Armstrong to terminate the employment or change the compensation of any employee at any time.


        10.2  Nontransferability
              ------------------

        A Participant's rights under the Plan, including the right to any amounts or shares payable, may not be assigned, pledged or otherwise transferred except, in the event of a Participant's death, to the Participant's designed beneficiary or, in the absence of such a designation, by will or by the laws of descent and distribution.

        10.3  Designation of Beneficiary
              --------------------------

        A Participant may designate, in writing delivered to the Company before the Participant's death, a person or persons to receive, in the event of the Participant's death, any rights to which the Participant would be entitled under the Plan. If a Participant fails to designate a beneficiary, then the Participant's estate shall be deemed to be the beneficiary.

        10.4  Withholding
              -----------

        Armstrong shall have the right to require the Participant to satisfy any federal, state, local or other tax withholding requirements unless the Participant elects to defer receipt of award payments pursuant to
        Section 8 hereof.

        10.5  Governing Law
              -------------

        The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts entered into and performed entirely in such State.

        10.6  Rights as a Shareholder
              -----------------------

        The recipient of any grant under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock are issued to such recipient.

        10.7  Unfunded Plan
              -------------

        Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or separate funds. With respect to any payment not yet made to a Participant, nothing contained herein shall give any Participant any rights that are greater than those of a general creditor of Armstrong.

        10.8  Other Compensation Plans
              ------------------------

        No payment under the Plan shall be taken into account in determining any benefits under any retirement, group insurance, or other employee benefit plan of Armstrong. Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation arrangements, subject to Armstrong shareholder approval if such approval is required.

        10.9  Termination of Employment - Certain Forfeitures
              -----------------------------------------------

        Notwithstanding any other provision of the Plan and except for Thomasville Phantom Shares held for the duration of the Investment Period or Armstrong Common Stock which would otherwise be free of restrictions and the receipt of which has been deferred pursuant to
        Section 8, a Participant shall have no right to earn an Investment Award or receive payment of the value of any Thomasville Phantom Shares if:
        (1) the Participant is discharged for willful, deliberate, or gross misconduct as determined by the Committee in its sole discretion or (2) if following the Participant's termination of employment with Armstrong, and within a period of three years thereafter, the Participant engages in any business or enters into any employment which the Committee in its sole discretion determines to be (a) directly or indirectly competitive with the business of Armstrong or (b) substantially injurious to Armstrong's financial interest. A Participant may request the Committee in writing to determine whether any proposed business or employment activity would justify such a forfeiture. Such a request shall fully describe the proposed activity and the Committee's determination shall be limited to the specific activity so described.


 Section 11   Amendment and Termination
              -------------------------

 The Board may modify, amend, discontinue or terminate the Plan without the consent of Armstrong shareholders or Participants, except that, without the approval of the shareholders of Armstrong, no amendment, discontinuation or termination shall be made if Armstrong shareholder approval is required by any federal or state law or regulation.

 Section 12.  Shares Subject to the Plan
              --------------------------

 The total number of shares of Armstrong Common Stock that may be distributed under the Plan shall be 100,000. Shares of Armstrong Common Stock distributed under the Plan may be treasury shares or authorized but unissued shares. No fractional shares shall be issued under the Plan.


 Section 13.  Effective Date and Duration of Plan
              -----------------------------------

 The Plan shall become effective on January 1, 1993 and remain in effect until terminated by the Board.